UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

(Exact name of registrant as specified in its charter)

Florida	000-1415277	65-0925265

(State of Incorporation)	(Commission File	(IRS Employer
	Number)	Identification No.)

One North Federal Highway, Boca Raton, Florida		33432

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 362-3435

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC. FORM 8-K CURRENT REPORT

Item 8.01. Other Events.

     (a) On August 15, 2008, 1st United Bancorp, Inc. (the “Registrant”) announced that its subsidiary, 1st United Bank, a Florida chartered commercial bank (“1st United Bank”), closed on the previously announced purchase of the branch network, substantially all of the deposits and much of the loan portfolio of Citrus Bank, National Association (“Citrus Bank”), headquartered in Vero Beach, Florida. Citrus Bank is the wholly-owned subsidiary of Citrus Financial Services, Inc. which is owned by CIB Marine Bancshares, Inc. headquartered in Pewaukee, Wisconsin.

     1st United Bank acquired a six branch network with offices located in Vero Beach, Sebastian, Barefoot Bay, Boca Raton, North Miami Beach and Coral Gables and assumed the deposits serviced at these offices totaling approximately $90 million. 1st United Bank also acquired approximately $44 million in loans. On or about October 31, 2008, 1st United Bank intends to close Citrus Bank’s Boca Raton, North Miami Beach and Coral Gables locations and service these customers out of existing nearby 1st United branches. As set forth in the Purchase and Assumption Agreement by and among Citrus Bank, CIB Marine Bancshares, Inc., 1st United Bank, and the Registrant, dated April 3, 2008, and as amended on May 13, 2008, 1st United Bank paid $3 million in cash and the Registrant issued 136,364 shares of the Registrant’s common stock. In addition, 1st United Bank will make potential earn-out payments in the aggregate of $1.5 million payable over two years based on the retention of the assumed deposits in the transaction.

     Before this transaction, Registrant, its affiliates, its directors and its officers had no material relationship with Citrus Bank or CIB Marine Bancshares, Inc.

     On August 15, 2008, the Registrant issued a press release announcing the consummation of the acquisition described above. A copy of the press release is filed herewith as Exhibit 99.1.

     (b) Also on August 15, 2008, the Registrant announced that it has commenced its previously announced rights offering.

     In the rights offering, the Registrant is distributing at no charge non-transferable subscription rights to subscribe for and purchase up to an aggregate of 1,800,000 shares of its Common Stock to shareholders of record (“Record Holder”) as of August 11, 2008 (“Record Date”). Each Record Holder will receive 0.271805 basic subscription rights for each share of Common Stock owned as of the Record Date. Each whole basic subscription right entitles the Record Holder to purchase one share of Common Stock. The Registrant’s Board of Directors has determined that the exercise price for the rights will be $6.50 per share. Each Record Holder who exercises its rights in full will also be entitled to purchase additional shares pursuant to an oversubscription right to the extent holders do not fully subscribe for their basic subscription rights.

     The rights offering materials, including a prospectus, will be mailed to each Record Holder on or about August 15, 2008. Those eligible shareholders that hold their shares through a bank, brokerage firm, or other nominee should receive the rights offering materials from their bank, broker or nominee. Copies of the prospectus relating to the rights offering also may be obtained from Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038; banks and brokerage firms, please call (212) 440-9800; all others, please call toll-free (888) 679-2873; or the Securities and Exchange Commission’s web site at http://www.sec.gov.

     The rights offering will expire at 5:00 p.m., Eastern time, on September 15, 2008, unless the Registrant extends the deadline. The Registrant currently has no plans to extend the rights offering.

Item 9.01 Financial Statement and Exhibits.

  (d)        Exhibits.

Item No.	Description of Exhibit

99.1	Text of press release of 1st United Bancorp, Inc. regarding the consummation of the purchase of Citrus Bank branches, deposits and loans, dated August 15, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date:	August 15, 2008	By:	/s/ John Marino

John Marino, President and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

99.1	Text of press release of 1st United Bancorp, Inc. regarding the consummation of the purchase of Citrus Bank branches, deposits and loans, dated August 15, 2008.